UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 23, 2009
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Walnut Crest Run
Sanford, Florida 32771
(Address of principal executive offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

At a meeting of the board of directors (the “Board”) of U.S. Precious Metals, Inc. (the “Company”) held on Friday, January 16, 2009, the Board concluded that errors exist in the financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2008 (the “2008 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008 (the “First Quarter 2009 Form 10-Q”). As a result of these errors, the Board concluded that the Company’s consolidated financial statements for the fiscal year ended May 31, 2008 included in the 2008 Form 10-K and the fiscal quarter ended August 31, 2008 included in the First Quarter 2009 Form 10-Q should no longer be relied upon.

As a result of the Company’s on-going internal review and analysis, the Company currently expects to restate its financial statements for the fiscal year ended May 31, 2008 and the fiscal quarter ended August 31, 2008 based on the following facts known to the Company at the time of filing of this Current Report on Form 8-K (this “Report”). In connection with the Company’s internal review and analysis, preliminary findings show that certain charges were recorded in the Company’s records at the opening of fiscal year 2008 that should have been recorded only in the financial records of the Company’s subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. (the “Mexican Sub”). Additionally, it has been determined that the accounting treatment of the Mexican Sub as a branch of the Company rather than as a subsidiary was an error because the Mexican Sub became a significant reporting entity in January 2008. It also appears that the “Report of Independent Registered Public Accounting Firm” contained in the 2008 Form 10-K was included without the auditor’s approval.

Based on these preliminary findings, the Company believes the financial statements contain errors, which include, but may not be limited to, a net overstatement in assets reflected in the Company’s consolidated balance sheets, an understatement of the net loss reflected in the Company’s consolidated statements of operation and deficit accumulated during exploration stage and related errors reflected in the Company’s consolidated statements of cash flows included in the 2008 Form 10-K and the First Quarter 2009 Form 10-Q. As the internal review and analysis is still on-going, the Company may discover additional information that could raise additional issues, one or more of which could be material. The Company will not be able to evaluate the full impact of the aforementioned matters until the Company’s internal review and analysis is completed.

The internal review and analysis is currently being conducted by the Company and not by a committee of independent members of the Board, and separate counsel has not been engaged by the Company or the Board. Because the Company has not yet completed its internal review and analysis it has been unable to file its Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 (the “Second Quarter 2009 Form 10-Q”). Although the Company cannot at this time estimate when it will be in a position to file its restated financial statements and its Second Quarter 2009 Form 10-Q, it is diligently pursuing these matters and intends to make the filing as soon as reasonably practicable after the conclusion of the internal review and analysis.

An authorized officer of the Company has discussed with the Company’s independent auditor the matters disclosed in Item 4.02 of this Report.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, the Board terminated Mr. Jose Garcia (“Garcia”) from his positions as Vice President of the Company and President of the Mexican Sub. Garcia also resigned as a director of the Company. At the time of Garcia’s resignation as director, he did not serve as a member of any committee of the Board. Garcia is no longer employed by or associated with the Company or the Mexican Sub.

The Company believes Garcia’s resignation was tendered in connection with his termination by the Board from his positions as Vice President of the Company and President of the Mexican Sub.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 15, 2009, the Company issued a press release in which it announced that it will delay the filing of its Form 10-Q for the second quarter ended November 30, 2008 and has filed a Form 12b-25 with the Securities and Exchange Commission (“SEC”) that extended the due date for its Second Quarter 2009 Form 10-Q to January 19, 2009. A copy of the Press Release, dated January 15, 2009, is attached to this Report as Exhibit 99.1. Such press release is incorporated by reference into this Report in its entirety.

On January 23, 2009, the Company issued a press release in which it announced that the Company filed a Form 8-K to update material information related to the Company. A copy of the Press Release, dated January 23, 2009, is attached to this Report as Exhibit 99.2. Such press release is incorporated by reference into this Report in its entirety.

The information in this Report is being furnished pursuant to Item 7.01 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section. The information contained herein shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01. Other Events.

The Company is conducting a voluntarily due diligence review of its corporate records and hereby provides updates and corrections to certain information previously disclosed.

The Company was incorporated in the State of Delaware on January 21, 1998. On March 5, 2003, the Company formed the Mexican Sub. Virtually all of the Company’s activities take place in Mexico through the Mexican Sub.

Unless otherwise indicated all amounts are in US dollars. As of January 23, 2009, the exchange rate was $0.0709.

I. Mexican Mining Concessions

The Company has acquired exploration and/or exploitation rights to approximately 37,000 acres of land in Michoacán, Mexico. Below is a list of the formal concession titles to which the Company has acquired:

Name of Concession	Type of Concession	Title Number	Hectares[1]	Date Acquired	Expiration Date

Solidaridad I	Exploitation	220315	174.5408	July 11, 2003	July 10, 2053
Solidaridad II	Exploration	220503	2162.2311	August 14, 2003	August 13, 2009
Solidaridad II, Fraction A	Exploration	220504	1.4544	August 14, 2003	August 13, 2009
Solidaridad II, Fraction B	Exploration	220505	.0072	August 14, 2003	August 13, 2009
Solidaridad III	Exploitation	223444	294.0620	December 14, 2004	December 13, 2054
Solidaridad IV	Exploration	220612	149.4244	September 4, 2003	September 3, 2009
Solidaridad V (Le Ceiba)	Exploration	223119	921.3201	October 19, 2004	October 18, 2010
La Sabila	Exploration/ Exploitation[2]	227272	11,405.0000	June 2, 2006	June 1, 2056

1 A Hectare is equivalent to 2.47 acres.

2 Due to the April 28, 2005 amendment to the Mexican mining laws, there is no longer a distinction between exploration and exploitation concessions. Previously, an exploration concession enabled the holder to explore, but not extract minerals for a term of six years and an exploitation concession enabled the holder to extract minerals for a term of fifty years. The current law provides for one mining concession granting rights for both exploration and exploitation for a term of fifty years. Since this concession was acquired after the mining law reform, it is considered a mining concession for exploration and exploitation.

The above group of concessions are collectively referred to as the “Solidaridad Concessions” or “La Sabila.” Due to an amendment on April 28, 2005 in Mexican mining laws, the Solidaridad Concessions which were in force and effect as of the date of the amendment were automatically extended to be valid for a term of fifty (50) years from the date the concession was acquired without the need of any further filings as long as the concessions were in compliance with all Mexican laws and there is no cancellation event under the mining laws. The Company has confirmed that the Solidaridad Concessions are in force and effect. However, upon due diligence of the Solidaridad Concessions, it came to management’s attention that the maps contained in the 2008 Form 10-K and the maps located under the “Extended Map Detail” previously located on the Company’s website at http://www.uspmgold.com/Projects.html did not accurately reflect the concessions held by the Company.

The Company has secured access rights to Solidaridad I, Solidaridad III, and Solidaridad V (Le Ceiba) by way of a Temporary Occupation and Right of Way Agreement entered into by and between the Mexican Sub and the owners of the land where these concessions are located. The Company is in the process of securing, but has not yet secured, access rights to the other concessions, which it plans to do in the future in connection with any decision to begin exploration or exploitation of those areas. If the Company is ultimately unable to receive access, or unable to receive access at a reasonable price, it may affect the ability of the Company to mine ore from those areas.

In April 2004, the Mexican Sub also contracted for the exclusive option to conduct geological studies on six (6) mining claims located in the State of Sonora, Mexico. The period of exclusivity is five (5) years and is set to expire in April 2009. Since obtaining these rights, the Company has obtained a brief geological report but has not invested further in this project as its main focus remains on the Solidaridad Concessions. Management has not determined whether it will seek to negotiate with the owners of these concessions to renew this agreement.

The Company announced a new business plan on December 3, 2008 pursuant to which it will seek private financing to support an expanded drilling and exploration program which will be conducted over the next two to three years rather than move toward production at this time. The new plan is designed to increase the proven and probable reserves, which is a change from the Company’s previously stated plan to begin exploitation in 2009. Management believes that this approach will use the Company’s resources more effectively and will maximize value for its stockholders.

II. Company Facility

The Company closed its Celebration, Florida office in December 2008. The Company continues to rent a house and warehouse (storage) facilities in Morelia, Michoacán, Mexico. The house in Morelia is governed by a three year lease that terminates on March 31, 2010 and calls for monthly rent payments of approximately $16,000 (MXN) (or $1135 US). The rental arrangement for the warehouse is currently governed by a one year lease that terminates on February 1, 2009. The Company has negotiated an extension of that lease for a two year period that terminates on February 1, 2011 and calls for monthly rent payments of approximately $26,500 (MXN) (or $1880 US).

The warehouse in Morelia houses the core sample laboratory, provides a core sample storage area and temporary offices. In addition, a chemistry and metallurgical laboratory has been built within the warehouse. If the Company can raise sufficient funds, of which there can be no assurance, we expect that this laboratory will be functional in 2009. If and when the laboratory becomes functional, we expect that it will significantly assist the technical staff in all necessary real time testing and evaluations of mineralization during the exploration and drilling stages as well as in developing the Feasibility A and B reports at the end of the two year exploration and drilling program discussed below. The Company estimates that it will cost approximately $75,000 U.S. dollars to get the laboratory functioning.

III. Company Employees

As of January 9, 2009, the Company has six (6) employees, three of whom are employed by each of the Mexican Sub and the Company. All of those employed by the Mexican subsidiary are now managed by an employment agency, which reduces the Company’s burden and legal risks during the exploration stage. Social health care is included in the benefit package for the employees of the Mexican Sub. The Company and the Mexican Sub also regularly engage a number of independent contractors on an as needed basis.

IV. Plan of Exploration

Our “Plan of Exploration” for 2009 is comprised of: (1) an exploration program, (2) metallurgical testing, and (3) property development. The Plan of Exploration and the expenditures is dependant upon obtaining sufficient funding, which we can not assure you will occur. All three areas of the Plan of Exploration are expected to progress simultaneously. Each Plan of Exploration is expected to be under the supervision of qualified professionals. All of the Company’s plans are predicated on the Company’s ability to raise sufficient capital to complete them which we can not assure you will occur in a timely manner, on terms acceptable to the Company, or if at all.

A. Exploration and Drilling Program

The Company’s previously approved Plan of Exploration, which the Company began to implement in February 2008 consists of continued drilling of the Solidaridad Concessions. To date, the Company has completed ten drill holes with plans to continue drilling through 2009. The core samples are logged in detail and mineralized intercepts are sawed, sampled, and then shipped to the United States for assay by an independent laboratory. The information from the core logs and assays are then plotted on cross sections and plan maps are generated by the geologic staff. In addition, the data is entered into a computer modeling program so that comparisons can be made by the staff. The Company has completed a NI 43-101 report which discloses certain technical information about the Company’s mineral projects.

The Company expects to expand its drilling campaign into other areas of the Solidaridad Concessions in 2009. Under the currently approved plan, we have targeted the North Zone for shallow drilling with access roads currently being repaired. We have based our identification of potential drilling targets on a number of data points, including surface samples taken during 2008. We will need to conduct further exploration and field mapping before we finalize our decisions as to target locations. We are also evaluating a target to the south of the Main Zone, Cuendeo for drilling.

The Company’s proposed exploration and drilling strategy has two components: (i) to engage in definition drilling in an effort to increase significantly the proven and probable reserves; and (ii) to conduct exploratory drilling on targets generated by field mapping, soil surveys and stream sediment surveys.

Concurrently with the Company’s exploration and drilling program, we expect to work with the same consulting firm we use in our exploration and drilling program to develop an industry standard Feasibility A Study. The first of the feasibility studies will assess the proven and probable reserves by evaluating and analyzing the core, assay results, maps, ore reserve calculations, metallurgical testing and geologic data against accepted standards. We expect the results of this study to substantiate the validity of our exploration data and move the Company toward producing a Feasibility B Study.

Once the Feasibility A Study has been completed, the Company will produce a Feasibility B Study that will study and analyze the economics of the property, the infrastructure necessary to mine and produce metals, the available markets for the metals, the taxation requirements and the environmental and socio-economic impact for Michoacán. The Company expects this study to bring the Company to the point at which it would be able to obtain bank financing or additional debt or equity investment through the public markets.

B. Metallurgical Testing

If the Company can raise sufficient funds to complete the laboratory in Morelia, we expect to transition metallurgical testing of the ore to that laboratory. Otherwise, we will continue to have the metallurgical testing conducted by outside laboratories. The testing of the ores is a multifaceted process. Oxide and sulfide ores are both present within the mineralized zones. The processes to concentrate and extract the metals from oxide and sulfide ores are different and require different processing.

C. Property Development

Depending on the amount of financing the Company is able to raise, it has considered a more comprehensive plan for development of the property. Assuming the amount of the investment is sufficient to allow the Company to engage in an exploration and drilling program that is designed to significantly increase our proven reserves, the Company plans to engage an internationally recognized mining and geological consultancy firm such as The John T. Boyd Company or Roscoe Postle Associates, with whom the Company has had preliminary discussions but has not engaged in any respect to date.

The Company believes a consultant can further analyze the work the Company has done to date with its exploration and drilling program as well as assist the Company in formulating a two year exploration and drilling program that would culminate in a Feasibility A and then a Feasibility B study being completed in late 2010 or early 2011.

The Company believes that investing capital in an exploration and drilling program that has been designed with the assistance of a mining consultant well known to the industry would significantly move the Company toward its goal of maximizing and increasing its proven and probable reserves over a two year period.

The Company does not currently plan to begin production and we believe that significantly increasing the proven and probable reserves will create more value for shareholders over this two year period than beginning a production phase of operations. We believe that accomplishing this increase in reserves and the resultant Feasibility B Study would also allow the Company to increase its options as it looks to monetize the value created by such increase. These options may include, but are not limited to, a joint venture with an operating company, an outright sale or an ability to access the public debt or equity markets to move toward the production phase. Of course there can be no guarantee that the reserves will increase or that circumstances or market conditions will be sufficient to allow the Company to benefit from any of these options.

This Report contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by words such as “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates” and similar expressions and statements about present trends and conditions that may extend into the future. These statements are not facts and are based upon information available to the Company as of the date of this Report. The Company assumes no obligation to revise or update any such forward-looking statements except as otherwise required by law. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Factors that could cause actual future results or conditions to differ materially from current expectations, include, but are not limited to, the impact of general economic conditions on Company’s business, operations, and financial condition; risk of liquidity or working capital issues and related risk that financing sources will be unavailable on reasonable terms or at all, risk of possible future restatements, investigation or other action taken by the SEC or any governmental agency relating to the Company’s restatement of its financial statements, and the risk of private litigation relating to same; and other risks described in Company’s Registration Statement on Form SB-2, as amended, and its Annual Report on Form 10-K for the fiscal year ended May 31, 2008. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www. sec.gov or from the Company’s website at www.uspmgold.com.

Item 9.01

(d) Exhibits

Exhibit Number	Description

20.1	NI 43-101 Report

99.1	Press Release dated January 15, 2009

99.2	Press Release dated January 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer
Date: January 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

20.1	NI 43-101 Report

99.1	Press Release dated January 15, 2009

99.2	Press Release dated January 23, 2009